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                                                                    Exhibit 23.2



 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


 PerkinElmer, Inc. was unable after reasonable efforts to obtain the written consent of Arthur Andersen LLP to incorporate by reference in PerkinElmer, Inc.'s Registration Statement Nos. 333-32462 and 333-92228, each on Form S-8 relating to the PerkinElmer, Inc. Savings Plan the report of Arthur Andersen LLP dated June 22, 2001, on the financial statements of PerkinElmer, Inc. Savings Plan for the year ended December 31, 2000. Such report appears herein and in the annual report on Form 11-K filed by PerkinElmer, Inc. with the Securities and Exchange Commission on June 29, 2001. However, Rule 437a of the Securities Act of 1933, as amended (the "Securities Act"), permits PerkinElmer, Inc. to dispense with the requirement to file the written consent of Arthur Andersen LLP. As a result, Arthur Andersen LLP may not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, participants in the plan may be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PERKINELMER, INC. SAVINGS PLAN



Date: August 30, 2002                          By: /s/ Robert F. Friel
      ----------------                            ------------------------------
                                                   Robert F. Friel
                                                   Senior Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)





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